Exhibit 10.2

UNIT SUBSCRIPTION AGREEMENT

UNIT SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of April 30, 2026, by and between Innervate Radiopharmaceuticals LLC (formerly known as Illumina Radiopharmaceuticals LLC), a Delaware limited liability company (the “Company”), and LIFESCI GLOBAL GROUP LLC (the “Subscriber”).

RECITAL:

The Company desires to sell to Subscriber, and Subscriber desires to purchase from the Company, a membership interest in the Company in accordance with the terms and conditions contained herein. Capitalized terms used but not defined herein have the meanings given to them in the Company’s Amended and Restated Operating Agreement, dated as of December 30, 2021, as the same may be amended from time to time, the form of which is annexed hereto (the “Operating Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subscription for Membership Interests. Subscriber hereby subscribes for 421,053 Units in the Company (the “Units”) in accordance with the terms and conditions contained herein and in the Operating Agreement. As full payment for and in satisfaction of this subscription, the Subscriber agrees to pay the sum of two million and one dollar and seventy five cents ($2,000,001.75) to the Company (the “Subscription Price”) or a subscription price per Unit of $4.75. The Subscriber understands and agrees that until such subscription is accepted by the Company, the Company reserves the right to reject this subscription for any reason or no reason, in which event the Subscription Price shall be refunded to the Subscriber without deduction and this Agreement shall have no further force or effect. Attached hereto is a Capitalization Table setting forth the ownership of the Company as of February 28, 2026, which is prior to the offering of the Units and related offers of similar units.

2. Execution of Operating Agreement. As a condition of receiving the Units, Subscriber has previously executed a counterpart signature page to the Operating Agreement. Subscriber acknowledges receipt of a copy of the Operating Agreement and that it has reviewed the Operating Agreement. Subscriber understands that the rights granted to Subscriber under the Operating Agreement are complex in nature, and have certain legal, tax and financial consequences to Subscriber. Subscriber has been advised by the Company to consult, and Subscriber has had an opportunity to consult and has consulted, to the extent Subscriber desired to do so, with Subscriber’s own legal, tax and financial advisors with respect to these consequences.

3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that:

(a) Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Operating Agreement. Attached hereto as Exhibit A is a full and complete copy of the Company’s Operating Agreement which sets forth the rights of the holders of membership interests in the Company.

(c) Legality; Binding Agreement. The Company has the requisite power and authority to enter into this Agreement and to issue the Units hereunder. This Agreement is and will remain the Company’s valid and binding agreement, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights.

4. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to, and agrees with, the Company as follows:

(a) Binding Agreement. Subscriber has all legal capacity and requisite power and authority to enter into and perform this Agreement, and this Agreement is and will remain Subscriber’s valid and binding agreement, enforceable against Subscriber in accordance with its terms, subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights.

(b) Investment Intent. Subscriber has acquired and is acquiring the Units with the intent of holding the same for investment for Subscriber’s own account and without the intent or a view to participating directly or indirectly in any distribution of such Units within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

(d) Securities Regulation:

(1) Subscriber acknowledges and agrees that the Units are being issued in reliance on an exemption from registration under the Securities Act and exemptions contained in applicable state securities laws, and that the Units cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and applicable state securities laws or pursuant to an effective Registration Statement under the Securities Act and applicable state securities laws.

(2) Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (the definition of which is set forth on Exhibit D).

(3) Subscriber understands that Subscriber has no contractual right for the registration under the Securities Act of the Units and that, unless the Units are registered or an exemption from registration is available, the Units may be required to be held indefinitely.

(e) Economic Risk. Subscriber is able to bear the economic risk of the loss of its entire investment in the Company. Information. Subscriber has received all information pertaining to an investment in the Company requested by Subscriber. Subscriber has had a reasonable opportunity to ask questions of and receive answers concerning the Company, and all such questions have been answered to Subscriber’s satisfaction. Subscriber is an experienced and sophisticated investor, capable of understanding and evaluating the risks of investing in the Company.

(h) Third Party Consents. No consent of any third party is required as a condition to entering into this Agreement by Subscriber other than such consents that have been previously obtained.

(i) Broker. Neither Subscriber nor any affiliate of Subscriber has engaged or dealt with any broker or finder in connection with the transactions contemplated hereby.

(j) No Conflict. Neither the execution and delivery by Subscriber of this Agreement, nor compliance by Subscriber with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of, Subscriber pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Subscriber may be party or by which it or any of its properties or assets may be bound or, to Subscriber’s knowledge, violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency. Risk Factors. The Subscriber understands and acknowledges that an investment in the Company involves a high degree of risk and has carefully evaluated the following risk factors in deciding to subscribe for the Units:

(a) No Prior Operating History, No Working Capital; Need for Substantial Additional Capital. The Company was incorporated in 2019 to enter into a license agreement (the “License Agreement”) with Ground Fluor Pharmaceuticals, Inc., a Delaware corporation (“GFP”) for the rights to develop, manufacture commercialize and market products utilizing GFP’s meta-Fluorobenzyl-Guanidine technology for the diagnosis and/or treatment of all human indications. The operations of the Company are subject to all the risks inherent in a Company whose revenues and success are dependent upon the successful development and marketing of new products. The evaluation of the Company must be considered in light of the risks, expenses and difficulties encountered by new businesses in the pharmaceutical, imaging and diagnostics industries, which is characterized by an increasing number of participants, intense competition and a high failure rate. The development and commercialization of the Company’s products will require substantial resources to fund its research, development, regulatory, sales, manufacturing and other expenditures. There can be no assurance that the Company will have sufficient funds to develop its products or that it will ever achieve revenues on sales or achieve profitable operations.

(c) Potential Future Dilution. The Company’s Board of Managers has the authority and discretion to issue additional Units and/or preferred units in the Company, with terms, rights, preferences and priorities superior to those Units offered and sold to Subscriber hereunder. The sale of such interests of the Company in the future could result in further dilution of purchasers of the Units.

(d) Financial Statements and Use of Proceeds. The Company’s Balance Sheet as of December 31, 2025 is attached hereto as Exhibit C. The current follow-on offering of the Units to existing investors does not have a minimum targeted amount (the “Minimum Subscription Amount”). When and if the Minimum Subscription Amount has been raised, such amount will not be sufficient to cover the Company’s anticipated costs and expenses necessary to bring the Company’s first asset through the completion of a Phase III trial and a New Drug Application (an “NDA”) approval with the Food and Drug Administration (the “FDA”). The Subscriber understands that the Company’s Board of Managers may in its discretion, pursuant to the terms of the Operating Agreement, increase the aggregate fund raising and issue additional Units to additional investors to finance the Company for any additional cost of the Phase III trial and NDA application, contingency costs, additional pipeline development and commercialization activities. The Subscriber further understands that Company expects that the proceeds raised through the sale and issuance of its Units will be utilized to pay additional amounts due under the License Agreement as well as expenses of the offering and operating, research and development expenses and costs and commercialization activities. If the current offering to existing investors is successful and completely subscribed for, the Company may still require additional financing. There can be no assurance either the current offering will be successful or that any such additional financing will be obtained on acceptable terms, if at all. The failure to timely obtain sufficient additional financing will have a material adverse effect upon the Company’s business, financial condition and prospects and there is no guarantee that such additional capital will be raised.

(f) License Milestones. The License Agreement provides for milestones to be achieved. In the event the Company does not meet the requirements and there isn’t an agreement to extend milestone dates, GFP will have the right to terminate the License Agreement, in which event all previous license fees paid to date including will be lost and the Company will may be forced to cease operations. GFP has extended milestone deadlines in the past.

(h) Limited Voting Rights; Control of Board of Managers. The holders of Units have the right to vote on any matter for which they are entitled under the terms of the Operating Agreement. Pursuant to the Operating Agreement, the Company’s Board of Managers is empowered to make all decisions regarding the Company and its operations, including, without limitation, the ability to change the name of the Company and to make any change to the Operating Agreement that does not adversely affect the Members in any material respect. Under the Operating Agreement, holders of the Units do not have the right to remove or replace the members of the Company’s Board of Managers.

(i) Technology Transfer and Product Development Risk. The pharmaceutical industry in general, and diagnostic product market in particular, are subject to rapid technological changes such as the possible development of new pharmaceuticals and approaches which may render the Company’s licensed technology and products obsolete or require significant unanticipated investments in research and development on the part of the Company to remain competitive. There can be no assurance that the Company will be able to be successful in meeting the specific products’ design challenges, such as clinical effectiveness or cost-effective production and user-friendly delivery systems. The Company’s future success will depend, in part, upon its ability to keep abreast of the latest developments in the industry and to keep pace with changing customer requirements. The Company will likely experience unanticipated problems relating to product development, testing, regulatory compliance, manufacturing, marketing and competition, and our costs and expenses could exceed current estimates. The Subscriber understands that the Company cannot predict whether the Company will successfully develop and commercialize any products. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful and continued development of its products. Even if the Company is successful in developing its proposed products, it is subject to the risks that the products will be found to be ineffective or unsafe; will not receive necessary regulatory clearances; will be unable to get to market in a timely manner; will not be capable of being produced in commercial quantities at reasonable costs; will not be successfully marketed; will not be widely accepted by the medical community or that competitors will erode the Company’s advantages in the diagnostic product markets or render the Company’s products obsolete.

(j) Regulatory Approval Hurdles. The clinical development, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of the Company’s proposed products are subject to extensive regulation by the FDA in the United States and by comparable health regulatory authorities in foreign markets. In the United States, the Company is not permitted to market its proposed products without FDA approval. The process of obtaining FDA approval is expensive, often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. In addition to the significant clinical testing requirements, our ability to obtain marketing approval for these products depends on obtaining the final results of required non-clinical testing, including characterization of the manufactured components of products and validation of manufacturing processes. With respect to foreign markets, approval procedures vary among countries and, in addition to the aforementioned risks, can involve additional product testing, administrative review periods and agreements with pricing authorities. Approval of a product candidate in the U.S. or foreign markets may be delayed, limited or denied for many reasons outside of the control of the Company and any such delays in obtaining, or inability to obtain, applicable regulatory approvals would prevent the Company from commercializing its products once developed.

(k) Uncertainty of Patents and Proprietary Technology. The Company’s success will depend in large part on its ability to maintain the proprietary nature of its technology through a combination of patent and trade secret protection, non-disclosure agreements and licensing agreements. Though the FDA grants a seven year exclusive period to drugs approved for orphan diseases, there can be no assurance these patents will be an effective protection and that any additional patent protection sought will be obtained in the United States or elsewhere, or that any such protection, if obtained, will be effective. To the extent that trade secrets of the Company are not patentable or not patented, there can be no assurance that third parties will not develop similar or superior methods, or that such trade secrets will not be revealed upon ‘reverse-engineering’ of the Company’s products.

Patent applications in the United States are maintained in secrecy until patents issue, and patent applications in foreign countries are maintained in secrecy for a period after filing. Publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries and the filing of related patent applications. Patents issued, and patent applications filed relating to pharmaceuticals and manufacturing of pharmaceuticals and pharmaceutical ingredients are numerous and there can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for or have not received or in the future will not receive, patents or obtain additional proprietary rights relating to products or processes used or proposed to be used by the Company. The Company is aware of certain patents issued to third parties that contain subject matter related to the Company’s technology. The Company believes that the technologies being licensed by the Company pursuant to the License Agreement for its products do not infringe the claims of any such patents. There can be no assurance, however, that third parties will not seek to assert that the Company’s products, when developed, infringe their patents or seek to expand their patent claims to cover aspects of the Company’s licensed technology.

The pharmaceutical industry in general, and the diagnostic industry segment in particular, have been characterized by substantial competition and numerous patents. Any such claims, whether with or without merit, could be time-consuming and expensive to respond to and could divert the attention of the Company’s technical and management personnel. The Company may be involved in litigation to defend against claims of infringement by the Company, to enforce patents issued to the Company, or to protect trade secrets of the Company. If any relevant claims of third-party patents are upheld as valid and enforceable in any litigation or administrative proceeding, the Company could be prevented from practicing the subject matter claimed in such patents or would be required to obtain licenses from the patent owners of each such patent, or to redesign its products or processes to avoid infringement. There can be no assurance that such licenses would be available or, if available, would be available on terms acceptable to the Company or that the Company would be successful in any attempt to redesign its products or processes to avoid infringement. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a material adverse effect on the Company’s business, financial condition, and results of operations. The Company intends to rigorously protect and defend its intellectual property. Costly and time-consuming litigation brought by the Company may be necessary to enforce any patents issued to the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of the proprietary rights of others.

There can be no assurance that additional patent protection will be obtained in the United States, the European Union, or elsewhere, or that such protection, if obtained, will be effective. Further, there can be no assurance that such patents, whether issued or pending, will not be challenged, invalidated or circumvented, or that the Company’s competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company’s technology. Moreover, there can be no assurance that the laws of certain foreign countries will provide sufficient protection for the Company’s proprietary rights. As a result, if the Company operates on a global basis, as intended, the Company may not be able to prevent third parties from using its proprietary technology in certain foreign jurisdictions.

(l) Competition. The Company operates in a highly competitive industry, and the Company expects competition to increase in the future. The Company’s competitors have substantially greater managerial, financial, marketing, manufacturing and/or research and development, resources than the Company. To be successful, the Company believes its products must achieve minimum levels of price, quality and performance, ease-of-use, and regulatory approval required by the marketplace. There can be no assurance that the Company’s products will meet these requirements or that the Company’s competitors will not also be able to meet these requirements and develop products which are comparable or superior to those of the Company or that would render the Company’s technology or products obsolete or non-competitive.

(m) Hiring of Certain Key Personnel Has Not Yet Occurred; Dependence on Officers and Key Personnel. The Company is highly dependent on its executive officers; currently Scott Korman, David Turner, Arnold Jacobson and Thomas Tulip. the loss of any of whom could have an adverse effect on the future operations of the Company. The Company’s success is also highly dependent on its ability to attract, retain and motivate highly trained R&D and management personnel, and consultants who are capable of developing products for the Company. An inability to attract, retain and motivate personnel and consultants required for the development, maintenance and conduct of the Company’s products and activities could adversely affect its business and prospects. There can be no assurance that the Company will be able to attract or retain the qualified employees it needs to be successful.

(n) Litigation. There is no pending or threatened litigation against the Company.

(o) Limited Transferability and Liquidity of the Units. The Unit being offered hereby are being offered as a private placement of securities. There is, at present, no trading market for the Units and none is expected to exist. The Units may not be sold or transferred unless registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, or unless an opinion of counsel satisfactory to the Company is obtained to the effect that an exemption from registration is available and such transfer is approved by the Board of Managers, and no registration under the Act is contemplated for the foreseeable future. As a result, the purchase of the Units should be considered a long-term investment. the Company MAY NEVER file a registration statement to register THE UNITS, AND EVEN IF IT DOES SO, THERE CAN BE NO ASSURANCE that such registration statement will become effective, or that once effective, such effectiveness will be maintained. Because of these restrictions and the absence of a trading market for the Units, Subscriber may be unable to liquidate its investment even though financial circumstances would make liquidation desirable.

(p) Absence of Dividends. The Company does not presently anticipate authorizing the payment of any distributions on the Units in the foreseeable future.

(q) Arbitrary Offering Price. The offering price of the Units have been arbitrarily determined by the Company, and such offering price are not necessarily related to the Company’s asset value, net worth, projected future value, results of operations, financial condition or any other established criteria of value.

7. Notices. Any notice or communication permitted or required by this Agreement shall be in writing and shall be deemed to have been duly and properly given or served for any purpose only if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage and charges prepaid, by overnight courier, or by confirmed email transmission.

If to the Subscriber:

LIFESCI GLOBAL GROUP LLC

300 Boulevard of the Americas

Lakewood, NJ 08701

If to Company:

Innervate Radiopharmaceuticals LLC

175 Elm Road

Englewood, New Jersey 07631

Attention: Scott Korman

With a Copy to:

Duane Morris LLP

201 S. Biscayne Boulevard, Suite 3400Miami, FL 33131-4325

Attn: Stephen Rutenberg

8. General.

(a) No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or subsequent breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

(b) This Agreement may not be assigned by Subscriber. This Agreement shall be binding upon and inure to the benefit of Subscriber and the Company and the Company’s successors and assigns. Successors of the Company shall include, without limitation, any entity or entities acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and a successor shall thereafter be deemed the “Company” for the purposes hereof.

(c) The captions and Section headings used in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

(d) The validity and construction of this Agreement or any of its provisions will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law.

(e) This Agreement may be executed by pdf or other electronic signature and in counterparts, each of which will be deemed to be an original hereof, but all of which together will constitute one and the same instrument.

(f) The Parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement.

(g) This Agreement, together with the Operating Agreement, constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

(h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity will have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

(i) Subscriber has read this Agreement carefully and fully understands its terms.

THE REMAINDER OF THIS PAGE IS BLANK

IN WITNESS WHEREOF, the parties have executed and delivered, or caused to be executed and delivered, this Membership Interest Subscription Agreement as of the date first written above.

COMPANY:

INNERVATE RADIOPHARMACEUTICALS LLC

By:	/s/ Scott Korman
Name:	Scott Korman
Title:	CEO

SUBSCRIBER:

LIFESCI GLOBAL GROUP LLC

By:	/s/ Ezra Beyman
Name:	Ezra Beyman
Address:	LIFESCI GLOBAL GROUP LLC
300 Boulevard of the Americas
Lakewood, NJ 08701

SS# or EIN #:

EXHIBIT A

AMENDED AND RESTATED OPERATING AGREEMENT

[ATTACHED]

EXHIBIT B

Capitalization Table

EXHIBIT C

Balance Sheet

Innervate Radiopharmaceuticals LLC

As of December 31, 2025

Distribution account	Total
Assets	
Current Assets	
Total Cash	**$697,610.95**
Other Current Assets	
Total Other Current Assets	**$1,040,635.36**
Total Current Assets	**$1,738,246.31**
Total Fixed Assets	**$17,170.63**
Other Assets	
Total Intangible Assets	**$2,144,835.81**
Total Other Assets	**$2,144,835.81**
Total Assets	**$3,900,252.75**
Liabilities and Equity	
Liabilities	
Current Liabilities	
Total Accounts Payable	**$708,094.09**
Other Current Liabilities	
Accrued Expenses	908,697.50
Total Other Current Liabilities	**$908,697.50**
Total Current Liabilities	**$1,616,791.59**
Long-term Liabilities	
Loan Payable	
Total Loan Payable	**$113,691.01**
Other Long Term Liabilities	0.00
Total Other Long Term Liabilities	**$1,324,463.25**
Total Long-term Liabilities	**$1,438,154.26**
Total Liabilities	**$3,054,945.85**
Equity	
Additional paid in capital	17,367.00
Tota Investor Contributions	**$23,529,705.50**
Owner's Investment	210,000.00
Retained Earnings	-19,298,798.49
Net Income	-3,612,967.11
Total Equity	**$845,306.90**
Total Liabilities and Equity	**$3,900,252.75**

EXHIBIT D

(a) Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.